                                                                      Exhibit 21

                            FIRST MARYLAND BANCORP

                          Subsidiaries of Registrant

                                                             Jurisdiction of
Name                                                         Incorporation
----                                                         -------------
Beechwood Investments Ltd.                                   British West Indies
     Beechwood Investments-Chile Ltda                        Chile
          Forestal San Jose, S.A. (Indirect Ownership)       Chile

Compania Caceres Y Virtudes, Grand Cayman                    British West Indies
     Portuaria Coronel, S.A.  (Indirect Ownership)           Chile

Compania La Proa, Ltd.                                       British West Indies
     Bemberg Industrial, S.A.(B.I.S.A.)(Indirect Ownership)  Argentina

Fariza Ltd.                                                  British West Indies
     Fariza-Chile Ltda                                       Chile
          Forestal San Jose, S.A.  (Indirect Ownership)      Chile

First Center Corporation                                     Maryland
     Pratt-Greene Associates Limited Partnership
         (Indirect Ownership)                                Maryland

First Greene Corporation                                     Maryland
     Pratt-Greene Associates Limited Partnership
         (Indirect Ownership)                                Maryland

First Maryland Capital 1                                     Delaware

First Maryland Commercial Holdings Corporation               Maryland

First Maryland Credit Corporation                            Maryland

First Maryland Foundation, Inc.                              Maryland

First Maryland Holding Corporation                           Maryland
     First Manufactured Housing Credit Corporation           New York
          First Carolina Financial Corporation               South Carolina

First Maryland Leasecorp                                     Maryland


First Maryland Life Insurance Company                        Arizona

First Maryland Mortgage Corporation                          Maryland
      1st Washington Mortgage Service, Inc.                  District of Columbia
      Noteco, Inc.                                           District of Columbia

First Maryland Personnel Services, Inc.                      Maryland

The First National Bank of Maryland                          United States
     Allied Investment Advisors, Inc.                        Maryland
     ARK Insurance Group, Inc.                               Maryland
            First Washington Insurance, Inc.                 District of Columbia
     First Maryland Annuities Agency Corporation             Maryland
     First Maryland Brokerage Corporation                    Maryland
     First Maryland International Banking Corporation        United States
     HIBID, Inc.                                             District of Columbia
     Sussex Capital Corporation                              Delaware
     CH Allentown, L.L.C.                                    Maryland
     CH Bowie Park, Limited                                  Maryland
     CH Burtonsville, L.L.C.                                 Maryland
     CH Naples, L.L.C.                                       Maryland
     CH Wyemoor Limited L.L.C.                               Maryland
     Chesapeake Holdings 198, L.L.C.                         Maryland
     Chesapeake Holdings Riva Road, L.L.C.                   Maryland
     Chesapeake Holdings Company                             Maryland
     Chesapeake Holdings II, Limited                         Maryland
     Chesapeake Holdings (VA) III, Limited                   Maryland
     Chesapeake Holdings BP Development, Limited             Maryland
     Chesapeake Holdings BP Property, Limited                Maryland
     Chesapeake Holdings Belmont, L.L.C.                     Maryland
     Chesapeake Holdings Fort Myers, Limited Corporation     Maryland
     Chesapeake Holdings Nottoway, Limited                   Maryland
     Chesapeake Holdings Melwood, L.L.C.                     Maryland
     Chesapeake Holdings Radio, Limited                      Maryland
     Chesapeake Holdings Riverside, Limited                  Maryland
     Chesapeake Holdings Turnquist, Limited                  Maryland
     Chesapeake Holdings Winchester, Limited                 Maryland

First National Mortgage Corporation                          Maryland

First Omni Bank, National Association                        United States

FMB Acquisition Corporation                                  Delaware

Indian River Capital Corporation                             Delaware

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
Internet, Inc. (Indirect Ownership)                          Delaware

Juragua Limited                                              British West Indies
     Inversiones Industriales SA (Indirect Ownership)        Chile

Melquiades Limited                                           British West Indies
     Jugos del Sur, S.A. (Indirect Ownership)                Argentina
     Jugos Alcon  (Indirect Ownership)                       Argentina

Santelices Limited                                           British West Indies
     Inversiones Industriales SA (Indirect Ownership)        Chile

The York Bank and Trust Company                              Pennsylvania
     York East Manchester Land, Inc.
         f/k/a York Elizabethtown Land, Inc.                 Pennsylvania
     York Outlet, Limited                                    Maryland
     York Reading Land, Inc.                                 Pennsylvania
     York Realty Holding Company, Inc.                       Maryland
     York Wyndham Land, Inc.                                 Pennsylvania

Zirkin-Cutler Investments, Inc.                              Maryland